UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 1, 2017
(Date of earliest event reported)

ACCESS NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-49929 (Commission File Number)	82-0545425 (I.R.S. Employer Identification No.)

1800 Robert Fulton Drive, Suite 300
Reston, Virginia 20191
(Address of principal executive offices) (Zip Code)

(703) 871-2100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2017, Access National Corporation (“Access”) completed its merger with Middleburg Financial Corporation (“Middleburg”). The merger of Middleburg with and into Access (the “Merger”) was effected pursuant to the terms and conditions of the Agreement and Plan of Reorganization, dated as of October 21, 2016, between Access and Middleburg, and a related Plan of Merger (together, the “Merger Agreement”).

Pursuant to the Merger Agreement, holders of shares of Middleburg common stock have a right to receive 1.3314 shares of Access common stock for each share of Middleburg common stock held immediately prior to the effective date of the Merger, plus cash in lieu of fractional shares. Each option to purchase shares of Middleburg common stock granted under a Middleburg equity-based compensation plan that was outstanding immediately prior to the effective date of the Merger was cancelled for a cash payment equal to the product of (i) the difference between the closing sale price of Middleburg common stock on the trading day immediately preceding the effective date of the Merger and the per share exercise price of the stock option, and (ii) the number of shares of Middleburg common stock subject to such stock option. Each restricted share of Middleburg common stock granted under a Middleburg equity compensation plan that was outstanding immediately prior to the effective date of the Merger was, pursuant to the terms of each such grant, vested in full immediately prior to the effective date of the Merger and converted into unrestricted shares of Access common stock based on the exchange ratio[, subject to tax withholdings as applicable]. Each share of Access common stock outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger.

Shortly after the effective time of the Merger, Middleburg Bank, Middleburg’s wholly-owned bank subsidiary, was merged with and into Access National Bank, Access’s wholly-owned bank subsidiary (“Access Bank”) with Access Bank surviving.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to this report. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement and effective upon the Merger, the number of directors on Access’s Board of Directors was increased to 13 directors, and six former Middleburg directors (John C. Lee, IV, Childs F. Burden, Gary D. LeClair, Mary Leigh McDaniel, Janet A. Neuharth, and Gary R. Shook) were appointed to Access’s Board of Directors. The executive officers of Access will continue serving in their current positions as executive officers of Access after the Merger, and Mr. Shook and Jeffrey H. Culver were appointed to serve as executive officers of Access upon the effective time of the Merger as Chairman and Chief Executive Officer of Middleburg Investment Group and Chairman of Middleburg Trust Company, and as Executive Vice President and Chief Operating Officer of Access Bank, respectively.  Information regarding Mr. Culver’s employment as Executive Vice President and Chief Operating Officer of Access Bank and the director appointments mentioned above was previously reported by Access pursuant to a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2017, which information is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this report is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this report is required to be filed.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Reorganization, dated as of October 21, 2016, between Access National Corporation and Middleburg Financial Corporation (incorporated by reference to Exhibit 2.1 to Access National Corporation’s Current Report on Form 8-K filed on October 25, 2016).

99.1	Press release, dated April 3, 2017, announcing the completion of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS NATIONAL CORPORATION

By:	/s/ Michael W. Clarke
Michael W. Clarke
President and Chief Executive Officer

April 6, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Reorganization, dated as of October 21, 2016, between Access National Corporation and Middleburg Financial Corporation (incorporated by reference to Exhibit 2.1 to Access National Corporation’s Current Report on Form 8-K filed on October 25, 2016).

99.1	Press release, dated April 3, 2017, announcing the completion of the Merger.